UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

Thunder Energies Corporation
(Exact name of registrant as specified in its charter)

Florida	000-54464	45-1967797
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1444 Rainville Road Tarpon Springs, Florida	34689
(address of principal executive offices)	(zip code)

(727) 940-3944
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

 (1) Previous Independent Auditors:

a.

On March 17, 2017, the Company was informed that our registered independent public accountant, Stevenson & Co. (“Stevenson”) of Tampa Florida, would no longer be providing audit services for public companies, including the Company.

b.

Our Board of Directors participated in and approved the decision to change independent accountants.

c.

We have authorized Stevenson to respond fully to the inquiries of the successor accountant.

d.

During the year ended December 31, 2015 and the interim period through March 17, 2017, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

e.

The Company provided a copy of the foregoing disclosures to Stevenson prior to the date of the filing of this Report and requested that Stevenson furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.

On March 21, 2017, the Company engaged BF Borgers CPA PC. (“Borgers”) of Lakewood, Colorado, as its new registered independent public accountant. During the years ended December 31, 2016 and 2015 and prior to March 21, 2017 (the date of the new engagement), we did not consult with Borgers regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Borgers, in either case where  written or oral advice provided by Borgers would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
16.1	Letter from Stevenson & Co., LLP, dated April 21, 2017, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Energies Corporation

Dated: April 21, 2017	/s/ Dr. Ruggero M. Santilli
Dr. Ruggero M. Santilli
Chairman of the Board of Directors